UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 30, 2013

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 30, 2013, the Consulting Agreements, each dated March 6, 2013 (the “Consulting Agreement”), between Scio Diamond Technology Corporation (the “Company”) and each of Michael R. Monahan and Theo Strous, were terminated by mutual agreement of the Company and each of Messrs. Monahan and Strous, in each case effective June 30, 2013. The Company did not incur any early termination penalties.

Mr. Monahan served as a member of the Company’s Board of Directors (the “Board”) until his resignation as described under Item 5.02 below, and beneficially owns approximately 11.3% of the Company’s outstanding common stock.  Additionally, Mr. Monahan’s law firm, Adams Monahan, LLP, has previously provided legal services to the Company.  Mr. Strous continues to serve as a member of the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2013, Michael R. Monahan notified the Board of his intent to resign from the Board, effective June 30, 2013.  Mr. Monahan’s resignation was due to personal reasons and was not based upon any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Michael W. McMahon
Michael W. McMahon Chief Executive Officer

Date:  July 5, 2013